                           THE INFORMATION CONTAINED
                        IN THIS DOCUMENT IS CONFIDENTIAL

                YOUR CUSTOMER SERVICE AND SALES REPRESENTATIVES
                           AT BOWNE OF NEW YORK ARE:

                                8 A.M. - 4 P.M.
                                  TEAM LEADER
Mike Yelenovic                                                    (212) 229-7278

                                REPRESENTATIVES
Joe Guglielmo                                                     (212) 229-7273
Gina Brown                                                        (212) 229-7272
Joanne Dunkelman (212) 229-7279
Sheila Gladhill                                                   (212) 229-7278
                                4 P.M. - 12 A.M.
                                  TEAM LEADER
Sharon Gosman  (212) 229-7272

                                REPRESENTATIVES
Paul Lemma                                                        (212) 229-7278
Jackie Politowski (212) 229-7273
Terry Fisher                                                      (212) 229-7358
Tony Hagar                                                        (212) 229-7272
                                12 A.M. - 8 A.M.
                                  TEAM LEADER
Susan Yulan                                                       (212) 229-7279

                                REPRESENTATIVES
Tony Barrett                                                      (212) 229-7278
Scott D'Amico                                                     (212) 229-7272
Mike Miller                                                       (212) 229-7273
Tom Caruso                                                        (212) 229-7279

                            FACSIMILE (212) 229-3400

                      SALES:   GATES HELMS (212) 229-7315

WE WANT TO PROVIDE YOU WITH THE BEST SERVICE POSSIBLE. PLEASE HELP US IN OUR EFFORT BY NOTING THE FOLLOWING POINTS:

- - Write legibly.
- - Mark-up your comments on the most recent version of the document.
- - Avoid use of soft lead pencils, felt tipped pens, fine point pens (especially blue) or highlighters.
- - Indicate minor changes with an "X" in the margin.
- - Avoid use of scotch tape, "post-its" and staples whenever possible.
- - Specify blacklining requirements.
- - Allow 1/8 inch from the edge of the page whenever making changes.

(LOGO)
Bowne of New York, 345 Hudson Street, New York, New York 10014

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                STERLING BANCORP
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                STERLING BANCORP
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

        (LOGO)                   STERLING BANCORP
                     540 MADISON AVENUE / NEW YORK, N.Y. 10022

LOUIS J. CAPPELLI
      CHAIRMAN
 & CHIEF EXECUTIVE
      OFFICER

                                                                  March 16, 1995

Dear Shareholder:

Sterling's Annual Meeting of Shareholders will be held on Thursday, April 20, 1995, at 10:00 a.m. in the Company's Board Room at 540 Madison Avenue (3rd Floor), New York, N.Y. You are invited to attend.

1994 was highlighted by significant accomplishments at Sterling Bancorp, evidence that our corporate strategy is being successfully implemented. Since 1992, Sterling's earnings have grown a healthy 55%, a trend reflective of your new management team's ability to swiftly capitalize on the enormous potential of the marketplace we serve. The Annual Meeting will provide an opportunity to review with you Sterling's achievements and give you a chance to meet your directors.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter and I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

Thank you very much for your continued interest and support.

                                         Sincerely,

                                        /S/ LOUIS CAPPELLI

                                    (LOGO)


                                STERLING BANCORP
                  540 MADISON AVENUE, NEW YORK, NY 10022-3299

                            NOTICE OF ANNUAL MEETING

                                 APRIL 20, 1995

     The Annual Meeting of Shareholders of Sterling Bancorp will be held on Thursday, April 20, 1995 at 10:00 o'clock A.M. New York City time at the offices of the Company, 540 Madison Avenue, New York, New York 10022-3299 (at 55th Street) to consider and act upon the following matters:

          1. Election of 10 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. Approval of Stock Incentive Plan Amendment, as described in the accompanying Proxy Statement.

          3. Such other matters, including one shareholder proposal, as may properly come before the meeting or any adjournment thereof.

     The close of business on March 3, 1995 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and vote at the Annual Meeting.

                                   IMPORTANT

     WE URGE THAT YOU SIGN, DATE AND SEND IN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES PERSONALLY AT THE MEETING, SINCE YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                       By Order of the Board of Directors

                                                  JERROLD GILBERT
                                                          Secretary
March 16, 1995

                                STERLING BANCORP
                               540 Madison Avenue
                           New York, N.Y. 10022-3299
                               ------------------

                                PROXY STATEMENT

                               ------------------

                                 MARCH 16, 1995

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp ("Company") with respect to the Annual Meeting of Shareholders of the Company to be held on April 20, 1995. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the Secretary of the Company or by delivering a later dated proxy or by a vote by the shareholder in person at the Annual Meeting. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under "Election of Directors" and on other matters in accordance with the Board of Directors' recommendations, unless the shareholder directs otherwise. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 17, 1995.

     The outstanding shares of the Company at the close of business on March 3, 1995 entitled to vote at the Annual Meeting consisted of 6,346,662 Common Shares, $1 par value ("Common Shares"), and 251,288 Preferred Shares, $5 par value ("Preferred Shares") of which 1,288 are Series B and 250,000 are Series D. All outstanding Common Shares and Preferred Shares vote together and not as separate classes.

     The Common Shares and the Preferred Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 3, 1995 are entitled to vote at the Annual Meeting.

     Assuming the presence of a quorum, directors are elected by a plurality of the votes cast and approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast; approval of the Stock Incentive Plan Amendment requires the affirmative vote of a majority of the voting shares outstanding. Accordingly, abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares held in street name for a customer) will have the effect of a vote cast against the Stock Incentive Plan Amendment but no effect on the other matters.

                             ELECTION OF DIRECTORS

     Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders to be held on April 20, 1995, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld, the accompanying proxy will be voted in favor of the election as directors of the nominees named below. All nominees are members of the present Board of Directors, having been elected at the 1994 Annual

Meeting of Shareholders. There is no family relationship between any of the nominees or executive officers. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.

     The information set forth in the following table has been furnished by the nominees:

                                                                                    YEAR
         NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                         ELECTED A
    BUSINESS EXPERIENCE, DIRECTORSHIPS AND DIRECTORSHIP OF THE                    DIRECTOR
COMPANY AND OF STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK                  OF THE
   ("BANK"), A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION       AGE         COMPANY
- ------------------------------------------------------------------    ----      -----------
Joseph M. Adamko*                                                     62          1992
  Former Managing Dir., Manufacturers Hanover Trust Co.; Vice
  Chairman of the Company and of the Bank; Director of the Bank

Lillian Berkman*                                                      72          1989
  President and Chief Executive Officer, General Alarm
  Corporation; Director of the Bank

Louis J. Cappelli *                                                   64          1971
  Chairman of the Board and Chief Executive Officer of the
  Company; Chairman of the Board and Director of the Bank

Walter Feldesman*                                                     77          1975
  Counsel, Baer Marks & Upham; Director of the Bank

Allan F. Hershfield                                                   63          1994
  President, Fashion Institute of Technology; Director of the Bank

Henry J. Humphreys                                                    66          1994
  Executive Director, American Association of the Sovereign
  Military Order of Malta; Director of the Bank

John C. Millman*                                                      52          1988
  President of the Company; President, Chief Executive Officer and
  Director of the Bank

Maxwell M. Rabb                                                       84          1989
  Counsel, Kramer, Levin, Naftalis, Kamin & Frankel; former United
  States Ambassador to Italy; Director of the Bank

Eugene T. Rossides                                                    67          1989
  Senior Counsel, Rogers & Wells; former Assistant Secretary,
  United States Treasury Department; Director of the Bank

William C. Warren*                                                    86          1988
  Dean Emeritus, Columbia University School of Law; Of Counsel,
  Roberts & Holland; Director of the Bank

- ---------------

* Member of Executive Committee.

     The following nominees hold directorships in public companies: Mr. Warren, CSS Industries, Inc. and Barnwell Industries, Inc.; Mr. Adamko, Tommy Hilfiger Corporation; and Mr. Rabb, Defense Software & Systems, Inc. and MicroHealth Systems, Inc.

     Reference is made to "Security Ownership of Directors and Executive Officers and Certain Beneficial Owners" on page 10 for information as to the nominees' holdings of the Company's equity securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth information concerning the compensation for the Company's last three completed fiscal years with respect to its chief executive officer and the four other most highly compensated executive officers who served as such at December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                                     ------------------------
                                                     ANNUAL                        SECURITIES
                                                  COMPENSATION       RESTRICTED    UNDERLYING    ALL OTHER
                                              --------------------      STOCK       OPTIONS/      COMPEN-
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   AWARD(S)($)    SARS(#)     SATION($)(1)
- -------------------------------------  ----   ---------   --------   -----------   ----------   ------------
Louis J. Cappelli
  Chairman of the Board and            1994    251,000     85,000                                  20,032
  Chief Executive Officer,             1993    239,279     55,000                    35,000        18,634
  Sterling Bancorp                     1992    193,894                                              7,897
  Chairman of the Board,
  Sterling National Bank

John C. Millman
  President,                           1994    189,500     65,000                                   2,785
  Sterling Bancorp                     1993    180,288     43,000                    25,000         2,937
  President and Chief Executive        1992    140,384                                                288
  Officer,
  Sterling National Bank

Jerrold Gilbert
  Executive Vice President,            1994    117,500     10,000                                   2,704
  General Counsel and Secretary,       1993    112,500      4,000                     5,000         2,161
  Sterling Bancorp                     1992    102,019                  3,600(2)                      450
  Executive Vice President,
  General Counsel and Secretary,
  Sterling National Bank

Leonard Rudolph
  Vice President,                      1994    120,000     12,000                                   2,379
  Sterling Bancorp                     1993    112,500     14,350                     5,000         2,037
  Senior Vice President,               1992    104,519                                                174
  Sterling National Bank

John A. Aloisio
  Vice President,                      1994    122,500      9,000                                   2,482
  Sterling Bancorp                     1993    117,500      7,000                     5,000         2,117
  Senior Vice President,               1992    114,663                                                288
  Sterling National Bank

- ---------------

     (1) Represents for each executive the term life insurance premiums paid by the Company on his behalf plus his allocable share of the Company's Employee Stock Ownership Plan compensation expense.

     (2) Represents 600 Common Shares which vested in 1992.

     Mr. Cappelli, who had theretofore been Senior Executive Vice President, became the Company's President and Chief Operating Officer in February, 1992, and became its Chairman and Chief Executive Officer in June, 1992. Mr. Millman was elected President of the Company in April, 1993, having previously been Executive Vice President.

     The Company has agreements with Messrs. Cappelli and Millman which currently provide for terms extending until December 31, 1999 and December 31, 1997, respectively, and contain change of control provisions entitling the executive to monthly severance payments equal to one-twelfth of base salary for a period of 36 months if the executive is terminated other than for cause or has good reason to terminate his employment, all as defined in the agreements. The executive also has twelve months after a change of control to terminate his employment for any reason and receive the severance benefits. These agreements were entered into upon the recommendation of the Board's Compensation Committee in 1993.

     Retirement Plans. In November 1984, (1) the Sterling Bancorp/Sterling National Bank and Trust Company of New York Employees' Retirement Plan ("New Plan"), a defined benefit plan which covers all of their respective eligible employees, was adopted and (2) the separate defined benefit plans ("Old Plans") previously maintained by Sterling National Bank and Standard Financial Corporation (since merged into the Company) were terminated, vesting the benefits of the participants in the Old Plans for all years of credited service. The New Plan gives credit for credited service under the Old Plans but provides, in substance, for a participant's vested benefits under the Old Plans to be offset against the benefits to be provided the participant under the New Plan. Accordingly, the retirement benefits to be provided a continuing employee can be determined simply by reference to the provisions of the New Plan.

     An employee becomes eligible for participation in the New Plan upon the attainment of age 21 and the completion of one year of service. All contributions required of the New Plan are made by the employers and no employee contributions are required or permitted.

     The following table sets forth the estimated annual retirement benefits, on a life annuity and guaranteed 10 year certain basis, payable to persons in specified remuneration and years of service classifications, not subject to any offset amount.

                               PENSION PLAN TABLE

   HIGHEST
 CONSECUTIVE
  FIVE YEAR
   AVERAGE                                       ESTIMATED ANNUAL RETIREMENT BENEFIT* AT AGE 65 FOR
COMPENSATION                                          REPRESENTATIVE YEARS OF CREDITED SERVICE
   IN LAST         --------------------------------------------------------------------------------------------------------------
  10 YEARS           10          15           20           25           30           35           40           45           50
- -------------      -------     -------     --------     --------     --------     --------     --------     --------     --------
  $100,000.......  $14,760     $22,140     $ 29,520     $ 36,900     $ 44,280     $ 51,660     $ 59,040     $ 66,420     $ 73,800
   150,000.......   22,260      33,390       44,520       55,650       66,780       77,910       89,040      100,170      111,300
   200,000.......   29,760      44,640       59,520       74,400       89,280      104,160      119,040      133,920      148,800
   250,000.......   37,260      55,890       74,520       93,150      111,780      130,410      149,040      167,670      186,300
   300,000.......   44,760      67,140       89,520      111,900      134,280      156,660      179,040      201,420      223,800
   350,000.......   52,260      78,390      104,520      130,650      156,780      182,910      209,040      235,170      261,300
   400,000.......   59,750      89,640      119,520      149,400      179,280      209,160      239,040      268,920      298,800

- ---------------

     * Figures in the table do not give effect to provisions of the Tax Equity and Fiscal Responsibility Act of 1982 which impose limitations on maximum retirement benefits payable after December 31, 1982 or of provisions of the Revenue Reconciliation Act of 1993, which impose further limitations as to benefits payable after December 31, 1993 but reflect the provisions of the Company's supplemental pension benefit plan ("Supplemental Plan"), originally adopted in 1984 and amended in 1994, providing for supplemental payments to retirees of the Company in amounts equal to the difference between the retirement benefits such retirees actually receive and the amount which would have been received if Internal Revenue Code limitations were not in effect.

     Annual benefits are calculated on the highest consecutive five-year average compensation during the ten years preceding retirement as provided in the New Plan.

     The pensions computed under the New Plan are equal to the sum of:

          (1) 1% of the average compensation up to $4,800, multiplied by the number of years of credited service, plus

          (2) 1 1/2% of the average compensation in excess of $4,800, multiplied by the number of years of credited service.

     Average compensation under the New Plan includes salary compensation but not other types of compensation; bonus compensation for designated senior management executives, including the Chairman and President, is included under the Supplemental Plan as currently in effect.

     The current number of years of service credited to Messrs. Cappelli, Millman, Gilbert, Aloisio and Rudolph are 43, 18, 20, 4 and 4, respectively.

OTHER PLANS

     The following table sets forth information as to incentive stock options held at the end of the Company's last fiscal year by each of the executive officers named in the summary compensation table; no other options or stock appreciation rights ("SARs") were held by them, nor were any options or SARs granted to or exercised by them during the year.

                                                                NUMBER OF
                                                                  SHARES
                                                                UNDERLYING
                                                               UNEXERCISED         VALUE OF
                                                               OPTIONS/SARS       UNEXERCISED
                                                                 HELD AT         IN-THE-MONEY
                                                                  FISCAL        OPTIONS/SARS AT
       NAME                                                      YEAR END       FISCAL YEAR END
       ----                                                    ------------     ---------------
Louis J. Cappelli............................................     35,000                    *
John C. Millman..............................................     25,000
Jerrold Gilbert..............................................      5,000
Leonard Rudolph..............................................      5,000
John A. Aloisio..............................................      5,000

- ---------------
* All options are at prices exceeding year end fair market value.

     Following a study commenced in 1992, the Board determined that in lieu of further contributions to the profit sharing plans which the Company and Sterling National Bank have had for many years, the Company should utilize an Employee Stock Ownership Plan; under that Plan, all employees of the Company and its subsidiaries who have attained age 21 and completed one year of service of at least 1,000 hours are eligible participants.

PERFORMANCE GRAPH

     The following graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Shares compared to the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index") and peer group of selected banking companies (the "Peer Group"). The stock price performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG STERLING BANCORP, THE S&P 500 INDEX AND A PEER GROUP**

      MEASUREMENT PERIOD           STERLING
    (FISCAL YEAR COVERED)           BANCORP       PEER GROUP        S&P 500
1989                                       100             100             100
1990                                        97              61              97
1991                                        85              68             126
1992                                       127              91             136
1993                                       115             123             150
1994                                       100             130             152

- ---------------
 * $100 invested on 12/31/89 in Stock or Index.
   Includes investment of dividends.
   Fiscal years ending December 31.

** The peer banking companies were selected utilizing the same criteria as in the Company's prior proxy statements -- that is banking companies which were, like the Company, publicly traded, located in the New York - New Jersey - Connecticut, tri-state area with assets in the same size range at the outset. They comprise: B.M.J. Financial Corp., DS Bancor, Inc., Evergreen Bancorp, Inc., Merchants New York Bancorp, Newmil Bancorp, North Fork Bancorporation, Inc., Trustco Bank Corp., United National Bancorp., Webster Financial Corp.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     A law firm to which Mr. Feldesman, a director and nominee for reelection as a director, was Of Counsel during 1994, received fees from Sterling National Bank for professional services rendered.

TRANSACTIONS WITH THE COMPANY AND OTHER MATTERS

     From time to time, officers and directors of the Company and their family members or associates have purchased or may purchase short-term notes of the Company and certificates of deposit from Sterling National Bank on the same terms available to other persons. Sterling National Bank also makes loans from time to time to related interests of directors. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

MEETINGS AND ATTENDANCE OF DIRECTORS; COMMITTEES; FEES

     During the year ended December 31, 1994, the Board of Directors of the Company held five regularly scheduled meetings. In addition, various committees of the Board met at regular meetings. The Company has standing audit and compensation committees and does not have a nominating committee.

     The members of the audit committee ("Audit Committee") are Messrs. Feldesman (chairman), Adamko, Humphreys and Rossides. The Committee held two meetings during the Company's last fiscal year. Among the functions of the Audit Committee are to review the scope of the audit by the Company's independent accountants, to consider issues which may arise in the course of the audit, monitor the adequacy of the Company's internal accounting controls, discuss the services, fees and charges of the independent accountants, report to the Board in respect of these matters, and recommend the firm to be retained as independent accountants for the Company.

     At its December, 1992 meeting, the Board appointed a Compensation Committee consisting of four non-management directors: Mrs. Berkman, Mr. Feldesman, Mr. Rabb and Mr. Warren; they remain the Committee's members. As it was requested to do, the Committee made recommendations (which the Board approved and adopted), first, as to the corporate policies to be adopted regarding the extent to which executive officer compensation should be performance related and the performance measures which should be considered and, second, as to the compensation and other key terms of employment agreements with Mr. Cappelli and Mr. Millman. The Committee (whose report is Exhibit A to this proxy statement) maintains ongoing responsibility for these matters. The Committee held three meetings during the Company's last fiscal year.

     Directors who are not salaried officers receive fees for attendance at Board and committee meetings. Each eligible director receives $700 for attending each Board meeting, $400 for attending each committee meeting and a $500 supplemental payment in December of each year. Expenses of directors incurred in traveling to Board and committee meetings are reimbursed by the Company. The Chairman of the Audit Committee receives an annual stipend of $3,000 for service in such capacity in lieu of Audit Committee meeting fees. Mr. Adamko, Vice Chairman of the Company and the Bank, receives a monthly fee of $3,750 but does not recieve attendance fees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 3, 1995, holdings of the Company's Common Shares and Preferred Shares by each director and each of the executive officers named in the Summary Compensation Table on page 4 and by all directors and executive officers as a group. The Common Shares are traded on The New York Stock Exchange and the closing price on March 10, 1995 was $7 per share.

                                                                                              % OF OUTSTANDING
                                       COMMON        % OF OUTSTANDING        SERIES D             SERIES D
              NAME                  SHARES(1)(2)      COMMON SHARES     PREFERRED SHARES(1)   PREFERRED SHARES
- --------------------------------  ----------------   ----------------   -------------------   ----------------
Joseph M. Adamko................           500                  +
Lillian Berkman.................         7,800                .12
Louis J. Cappelli...............       111,883               1.76               6,646                2.66
Walter Feldesman................         3,000                  +
John C. Millman.................        32,330                .51               5,736                2.29
Maxwell M. Rabb.................           200                  +
Eugene T. Rossides..............         2,314                  +
William C. Warren...............         8,886                .14
Allan F. Hershfield.............           300                  +
Henry J. Humphreys..............           200                  +
Albert Sarnoff..................           500                  +
Jerrold Gilbert.................        30,273                .48               4,420                1.77
Leonard Rudolph.................         8,257                .13               4,535                1.81
John A. Aloisio.................         7,213                .11               4,484                1.79
All directors and executive
  officers as a Group (16 in
  Group)........................       222,073               3.45              32,223               12.89

- ---------------

+ Less than .1 of 1%

     (1) Each nominee and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Cappelli, Millman, Gilbert, Rudolph and Aloisio, and all directors and executive officers as a group, shares shown as owned include 41,397, 3,711, 15,409, 2, 2 and 61,824 Common Shares, respectively, held in profit sharing plans as to which they have power to direct the vote, and the Preferred Shares, set forth above, held by the Company's Employee Stock Ownership Trust upon which they are currently entitled to direct the vote and 12,500, 12,500, 5,000, 5,000, 5,000 and 40,000 Common Shares, respectively, covered by outstanding incentive stock options exercisable within 60 days, and except that as to persons named in note (2) below and all directors and officers as a group, shares shown as owned include shares issuable on conversion of Debentures held by them. In addition, the shares shown as owned by Mr. Cappelli include 298 Common Shares owned by his wife, beneficial ownership of which he disclaims.

     (2) Mrs. Berkman and Messrs. Cappelli and Warren own $10,000, $50,000 (0.3%) and $15,000 (0.1%) principal amounts, respectively, of the Company's Floating Interest Rate Convertible Subordinated Debentures, 4th Series, due 1998 ("4th Series Debentures"), which are convertible into Common Shares at a price of $12.50 per share. Messrs. Rossides, Warren and Rudolph own $1,000, $6,000 and $7,000 principal amounts, respectively, of the Company's Floating Interest Rate Convertible Subordinated Debentures, Series V, due 2001, which are convertible into Common Shares at a price of $8.75 per share; these Debentures were acquired in August 1994 in exchange for like principal amounts of the Company's Floating Interest Rate Convertible Subordinated Debentures, Third Series, due 1996, pursuant to the exchange offer made by the Company to all the holders of such Third Series Debentures; such exchanges were reported by Messrs. Rossides, Warren and Rudolph and by Charles Agemian (a former director who exchanged $10,000 principal amount) by Forms 5 filed in February 1995 rather than Forms 4 in September 1994. The Company's Floating Interest Rate Convertible Subordinated Debentures, due 1992 and its Floating Interest Rate Convertible Subordinated Debentures, Second Series, due 1994 were all prepaid and are no longer outstanding. Unless otherwise indicated, all holdings are less than .1 of 1% of the class.

     The following table sets forth, as of March 1, 1995, the number of Common Shares owned beneficially by the Estate of Theodore H. Silbert and, based upon the information provided by it to the Company as of December 31, 1994, by Dimensional Fund Advisors, Inc.

                                                                NUMBER AND
                                                                 NATURE OF         APPROXIMATE
                                                               COMMON SHARES       PERCENTAGE
                                                               BENEFICIALLY            OF
                      NAME AND ADDRESS                             OWNED              CLASS
- -------------------------------------------------------------  -------------       -----------
Dimensional Fund Advisors Inc. ("Dimensional")...............  469,100(1)             7.39%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Estate of Theodore H. Silbert................................  333,198(2)             5.25%
c/o Trust Department
Sterling National Bank & Trust Company of New York
355 Lexington Avenue
New York, New York 10017 - 6664

- ---------------

     (1) Dimensional has advised the Company that it is a registered investment advisor and is deemed to have beneficial ownership of 469,100 Common Shares as of December 31, 1994, all of which Shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has advised the Company that all such Shares are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class.

     (2) Lawrence Newman (whose business address is 875 Third Avenue, New York, NY 10022) is, together with the Bank, co-executor of the Estate of Theodore H. Silbert.

     Sterling Bancorp and Subsidiaries Employee Stock Ownership Trust (whose address is 355 Lexington Ave., New York, NY 10017, Attn: Trust Dept.), established pursuant to the Sterling Bancorp and Subsidiaries Employee Stock Ownership Plan ("ESOP"), owns all 250,000 outstanding shares of Series D Preferred Stock, each share of which is convertible into one Common Share. Until these shares are allocated, voting rights are passed through to participants in the ESOP based on relative compensation in the most recent calendar year. After any shares have been allocated, participants vote shares allocated to their respective ESOP accounts, and receive passed through voting rights with respect to unallocated shares based on relative ESOP account balances. Any Shares with respect to which voting instructions are not received are to be voted by the ESOP Committee.

     Except as set forth above, the Company does not know of any person that owns more than 5% of any class of the Company's voting securities.

     The Company believes that all required filings have been made under Section 16(a) of the Securities Exchange Act of 1934 by the Company's directors, executive officers, and persons who are the beneficial owners of more than 10% of the Company's Common Shares, except as set forth in note 2 on page 11 with respect to filings in connection with the exchange of the Third Series Debentures described therein and except that Messrs. Cappelli, Millman, Gilbert, Rudolph and Aloisio and John W. Tietjen, Senior Vice President and Treasurer of the Company, failed to reflect Incentive Stock Options granted them in 1993 in
Section 16(a) filings until corrective filings were made by each of them in March 1995. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 were required to be filed under the applicable rules of the Securities and Exchange Commission.

                   APPROVAL OF STOCK INCENTIVE PLAN AMENDMENT

     In April 1992, shareholders approved adoption of the Company's Stock Incentive Plan. While the grant of awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock or a combination of these was authorized (information as to the 'types of awards' and the Federal income tax consequences of each type is set forth under appropriate captions on pages 13 through 16 below), all of the 100,000 shares covered were awarded in the form of incentive stock options.

     The Board of Directors has approved and recommends to the shareholders an amendment to this Plan which would increase the aggregate number of shares subject to it by 300,000 and provide for the automatic grant of options to directors who are not also employees or officers of the Company or a subsidiary ("Non-Employee Directors"). The text of the amendment is attached as Exhibit B to this Proxy Statement.

     The amendment is intended (i) to strengthen the Company's ability to attract and retain directors and employees of high competence and (ii) to increase the identity of interest of such directors and employees with those of the Company's shareholders. No grants will be made under the Plan as amended ("Amended Plan") unless the shareholders approve the amendment at the 1995 Annual Meeting.

NON-EMPLOYEE DIRECTOR GRANTS

     Under the Amended Plan, each Non-Employee Director will automatically be granted a Non-Qualified Stock Option ("NQSO") on the last day the Company's Common Shares are traded in April. Such NQSO is to be for 2,000 shares, is to become exercisable in four equal installments -- commencing on the first anniversary of the date of grant -- and to expire on the fifth anniversary of such date, and is to provide for a purchase price equal to 100% of the fair market value of the Common Shares on the date of grant. Each Non-Employee Director is to be granted such an option in each April commencing in 1995 and terminating in 1999 or such earlier time as his services as a director terminate; upon such termination all options then exercisable may be exercised during a period of three months, except that if termination is by reason of death, the legal representative of the deceased Non-Employee Director has six months to exercise all options regardless of whether the decedent could have then exercised them.

ADMINISTRATION

     Authority to administer the Plan is delegated by the Board to a Committee which is to consist of at least three directors, none of whom is to be eligible to participate in awards (other than automatic awards to Non-Employee Directors). In addition to Non-Employee Directors, all officers and key employees of the Company and its subsidiaries who are in positions which enable them to make significant contributions to long-term performance and profitability of the Company are eligible to receive awards. As of March 1, 1995 approximately 75 employees of the Company and its subsidiaries were eligible to participate in the Plan.

TYPE OF AWARDS

     Awards granted pursuant to the Plan may take the form of Incentive Stock Options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock or a combination of these forms of awards.

     Incentive Stock Options. The exercise price of an ISO may not be less than 100% of the fair market value of the Company's Shares on the date of grant. If the aggregate market value (determined on the date of grant) of all shares subject to ISOs that first become exercisable by an individual optionee in a single calendar year exceeds $100,000, the excess is to be treated as NQSOs. A Participant may exercise an ISO during the option period at such time, and in such amounts (subject to a 100 share minimum), as he desires and may pay the exercise price in cash or in such other consideration as the Committee may determine. All ISOs granted under the Plan are exercisable for a ten year period, on a cumulative basis at a rate of twenty-five (25%) each year, beginning one year after the date of grant, unless the Committee determines otherwise. In the event of termination of an optionee's employment, any unexercised portion of the ISO will terminate. If such termination of employment is by reason of death or disability, the ISO may be exercised for a period of 12 months after such termination, unless the expiration date of the ISO occurs sooner. Additional restrictions apply to ISOs granted to a 10 percent stockholder (as defined in Section 424 of the Code).

     Non-Qualified Stock Options. All Non-Qualified Stock Options granted under the Plan may be for such (i) number of shares, (ii) exercise price and (iii) term as the Committee, in its sole discretion, may determine. The unexercised portion of an NQSO terminates upon termination of the optionee's employment, unless the Committee in its sole discretion determines otherwise. In the event of termination by reason of retirement at or after age 65, disability, or death, the unexercised portion of any NQSO shall expire three months after retirement or disability or one year after death, unless the expiration date of the NQSO occurs sooner. All NQSOs granted under the Incentive Plan are exercisable beginning six months after the date of grant unless the Committee determines otherwise.

     Stock Appreciation Rights. Pursuant to the terms of the Plan SARs are granted only (i) in conjunction with the granting of options, (ii) in an amount not in excess of the number of Shares granted in the related option and (iii) on terms providing that the exercise of an option for a given number of shares terminates the related SAR for that number of shares (so that the total number of shares for which an option and the related SAR may be exercised cannot exceed the number of shares granted in the option.) SARs provide the participant with an amount equal to the difference between the fair market value of the Shares on the date the SAR is exercised and the exercise price of the option; such amount is to be paid, in the discretion of the Committee, either in cash or in shares (valued at their fair market value on the date of exercise) or a combination thereof. Each SAR is subject to the same conditions on termination of employment as the related option.

     Restricted Stock. A recipient of Restricted Stock may be entitled to receive Shares of the Company at no out-of-pocket cost or to purchase Shares of the Company at a price determined by the Committee which is expected to be below the fair market value of the Shares. The time period of the restrictions and rate of lapse of such restrictions will be determined by the Committee in its sole discretion.

     Shares. The number of shares available is subject to adjustment in order to prevent dilution. To the extent that options expire or are cancelled without having been exercised or Restricted Stock is forfeited, the shares involved shall become available for future grants or awards.

     Amendment. The Plan may be amended, terminated or modified by the Board at any time, except that the Board may not, without approval by a vote of the shareholders of the Company (subject, however, to changes resulting from stock dividends, stock splits or similar changes in the Company's capitalization), (i) increase the maximum number of shares for which options and awards may be granted under the Plan, (ii) reduce the exercise price at which options may be granted, (iii) extend the period during which options may be granted or exercised beyond the times originally prescribed, (iv) change the persons eligible to participate in the Plan, or (v) increase the number of options or awards that may be granted to a participant or materially increase the benefits accruing to participants under the Plan. No such termination, modification or amendment may affect the rights of a participant under an outstanding option or the grantee of an award.

FEDERAL INCOME TAX CONSEQUENCES

     Except as described below with respect to Restricted Stock, no taxable income will be recognized by the participant, and no deduction will be allowed to the Company, upon the grant of any option, SAR or shares of Restricted Stock under the Plan.

     Non-Qualified Stock Options. In general, upon exercise of an NQSO, an optionee will recognize income in the year in which the option is exercised in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price; the amount so recognized as income will be deductible by the Company (if the Company provides for appropriate withholding of applicable taxes).

     Upon any subsequent sale of the shares, the optionee's basis in the shares for determining gain or loss will be the sum of the exercise price and any income recognized upon exercise. If the shares purchased as a result of the exercise of such option constitute a capital asset in the hands of the optionee, any gain or loss recognized to the optionee upon the sale or other disposition of any of these shares will be a capital gain or loss, either long-term or short-term, depending upon the holding period of the shares.

     Incentive Stock Options. No taxable income will be recognized by the optionee upon the exercise of an ISO, but the difference between the fair market value of the shares on the date of exercise and the exercise price is an item of tax preference, subject to the possible application of the alternative minimum tax. If the shares purchased on the exercise of an ISO are held for a period of at least two years from the date of the grant of the option and one year from the date the option is exercised, any gain recognized on a subsequent sale of such Shares will constitute long-term gain rather than ordinary income, and the Company will not be entitled to any deduction with respect to the option.

     However, if the optionee disposes of such shares within one year from the date of exercise or two years from the date of the grant of the option, the excess of the lesser of the fair market value of the shares at the time of exercise and the amount realized by the optionee on such disposition over the exercise price will be taxed as ordinary income, and the Company will be entitled to a corresponding deduction. Any further gain or any loss recognized on such a disposition generally will be a capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     Stock Appreciation Rights. Upon exercise of an SAR the amount of cash received (or the value of any shares received) must be treated as compensation income by the employee. Under such circumstances, the Company will be entitled to a corresponding tax deduction in the same amount which the employee is required to treat as compensation income (subject to appropriate withholding of taxes if the SAR is settled with shares).

     Restricted Stock. The award of Restricted Stock to an employee is not taxable to the employee at the time of grant. Generally, the employee will recognize ordinary income when the restrictions against transfer of the stock lapse in an amount equal to the value of the stock at that time. Alternatively, the employee can elect under Section 83(b) of the Code (a "Section 83(b) Election") to include the value of the Stock at the time of the grant, less any amount paid for it, in his income for the year in which he received the Restricted Stock.

The employee must file this election with the Internal Revenue Service within 30 days after the Restricted Stock is transferred to him. If the employee makes this election, subsequent changes in the value of the stock will not result in ordinary income or loss to him. However, if the stock is later forfeited, the employee will not be entitled to any deduction with respect to the amount he earlier included as ordinary income. The Company will be entitled to an income tax deduction in the year in which the employee recognized ordinary income with respect to the Restricted Stock in an amount equal to the income recognized by the employee.

     If no Section 83(b) Election is made, (i) no income will be recognized by the employee (and the Company will not be entitled to a deduction) with respect to the Restricted Stock until the date the restrictions lapse, (ii) any dividends paid on the Restricted Stock until the restrictions lapse will be taxed to the employee as compensation income (and the Company will be entitled to a deduction) and (iii) the employee will recognize ordinary income at the time the restrictions lapse in an amount equal to the fair market value of the Restricted Stock at that time, less the amount paid, if any, and the Company will be entitled to a corresponding deduction.

     An employee who is subject to the "Short-swing" profit provisions of
Section 16(b) of the Securities Exchange Act of 1934, however, will not recognize ordinary income at the time of the lapse of restrictions (nor will the Company then be entitled to a deduction) if the shares received are subject to the restrictions imposed by Section 16(b) (unless he makes a timely Section 83(b) Election to report income at such time); rather that officer or director will recognize income (and the Company will be entitled to a deduction) at the time the Section 16(b) restrictions lapse. The amount of ordinary income recognized at that time (and the Company's deduction) will be equal to the fair market value of the shares on the date that the restrictions lapse, less the amount paid, if any, for the stock.

REQUIRED VOTE FOR APPROVAL

     Approval of the Amendment requires the vote of the holders of a majority of the outstanding voting shares.

     The Board of Directors recommends a vote FOR the approval of the Amendment, and it is intended that proxies not marked to the contrary will be so voted.

                              SHAREHOLDER PROPOSAL

     Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, has informed the Company he is the beneficial owner of 500 Common Shares and requested the inclusion of the following resolution and supporting statement, which he has advised that he intends to present for a shareholder vote at the 1995 Annual Meeting:

          "RESOLVED, that the shareholders recommend that the board of directors adopt a policy against entering into future agreements with officers and directors of this corporation which provide compensation contingent on a change of control of the corporation, unless such compensation agreements are submitted to a vote of the shareholders and approved by a majority of shares present and voting on the issue."

PROPOSER'S SUPPORTING STATEMENT

          "Lucrative severance contracts awarded to senior corporate executives which provide compensation contingent on a change of control, usually through a merger or acquisition of the corporation, are known as "golden parachutes". These contracts are awarded without shareholder approval.

          "The practice of providing these large cash awards to a small group of senior corporate managers without shareholder approval has been a subject of public outcry. In 1988, the U.S. Senate in emphasizing the potential conflict of interest between management and shareholders created by these agreements voted ninety-eight to one to require shareholder approval of golden parachutes which exceed three times annual compensation.

          "Although final action was not taken, it is clear to me that the overwhelming vote in favor of the measure reflects public sentiment against golden parachutes. A shareholder vote would allow the corporation's owners to decide for themselves whether golden parachutes are in their best interests.

          "As a founding member of the Investors Rights Association of America it is clear to me that requiring a shareholder vote is necessary to address the conflicts of interest between management and shareholders that arise in the awarding of golden parachutes.

        "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast thereon at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

     It is widely accepted that appropriate financial protection against loss of employment and benefits following a change of control can help attract and retain high quality management. Far from creating a conflict of interest between management and shareholders, such arrangements tend to align shareholder and management interests in connection with changes of control which might be in the interests of shareholders. Indeed, in 1993, 79% of the largest 1,000 public companies had one or more change of control protections in management agreements or compensation plans. 56% of those companies had top executive change of control severance agreements, an increase from 35% in 1987. (Source: Executive Compensation Research Studies).

     Mr. Steiner's arguments for a prior shareholder approval requirement are based primarily on a 1988 U.S. Senate vote, which did not become law, favoring shareholder approval of severance packages "which exceed three times annual compensation." Mr. Steiner's resolution, however, would not limit his proposed shareholder approval requirement to contracts of that magnitude. That resolution would require shareholder approval of all arrangements providing any compensation contingent on a change in control.

     Your company follows the now generally accepted practice of avoiding management conflicts of interest on such matters by referring them to its Compensation Committee, which consists only of non-management directors and is thereby well positioned to make judgments concerning the appropriate balancing of conflicting corporate needs. Moreover, the Committee can act expeditiously and with little cost, while shareholder approval can only be sought at great expense other than at each year's annual meeting. A shareholder approval requirement could therefore seriously impede hiring efforts in some circumstances.

                                    GENERAL
INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG Peat Marwick LLP, which firm audited the financial statements for the Company's fiscal year ending December 31, 1994 and has been the auditor for the Company and its predecessors since 1958, are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

     Any shareholder who may desire to submit a proposal for inclusion in the proxy and proxy statement for the 1996 Annual Meeting of Shareholders scheduled to be held on April 18, 1996, must present such proposal in writing to the Company at 540 Madison Avenue, New York, New York 10022-3299, Attention: Jerrold Gilbert, Secretary, not later than the close of business on November 7, 1995.

OTHER

     Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

     The cost of the solicitation of proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegram. The Company reimburses brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $3,000, plus expenses, for these services.

     The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 1994 accompanies this Notice and Proxy Statement.

     THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER SENDING A WRITTEN REQUEST THEREFOR TO JOHN W. TIETJEN, CHIEF FINANCIAL OFFICER, STERLING BANCORP, 540 MADISON AVENUE, NEW YORK, NY 10022-3299.

                                          STERLING BANCORP
Dated:  March 16, 1995

                                                                       EXHIBIT A

COMPENSATION COMMITTEE REPORT

     In December 1992 the Board of Directors established our committee as a Standing Committee of Independent Non-Management Directors and requested us to recommend to the Board (a) the future compensation and other key terms of employment agreements with the chief executive officers of the Company and of Sterling National Bank, Louis J. Cappelli and John C. Millman, and (b) the extent to which future compensation of key executives should be linked to performance and the performance measures which should be considered.

     As we have previously reported, the Committee, with the assistance of the firm of Towers Perrin, recommended (and the Board thereafter approved) employment agreements with Messrs. Cappelli and Millman providing for base salaries and bonuses under which Messrs. Cappelli and Millman would achieve total cash compensation comparable with that of peer executives only if the Committee recommended performance targets were met and not otherwise.

     We also recommended (and the Board approved) that:

          "Company policy should be to make a meaningful part of the compensation of executive officers be based on performance. While the relative importance of performance measures may vary from year to year in line with corporate business plans and the Committee's judgment, the measures would include, amongst other criteria, earnings, return on assets, return on equity, asset quality, loan and deposit growth."

     In accordance with the above, 1994 targets were set for consolidated earnings, return on assets, return on equity, core loans, and deposits and customer repurchase agreements. Each performance target was set at a level representing meaningful growth over the appropriate base period. As a result of 1994 performance, bonuses of $85,000 and $65,000 respectively, were earned by Messrs. Cappelli and Millman.

     Given the performance achievements through 1994, as measured by the targets set, we deemed it appropriate that the terms of the employment agreements with Messrs. Cappelli and Millman should be extended through December 31, 1999 and December 31, 1997, respectively.

Dated: February 9, 1995

                            Walter Feldesman            Lillian Berkman, Chair
                            Maxwell M. Rabb      William C. Warren, Vice Chair

                                                                       EXHIBIT B

                         STOCK INCENTIVE PLAN AMENDMENT

     A. INTRODUCTION -- Sterling Bancorp (the "Company") desires to amend the Stock Incentive Plan adopted by its Board on February 20, 1992 and approved by its shareholders on April 16, 1992 (which upon the effectiveness of this amendment will be known as the "Sterling Bancorp Stock Incentive Plan") (the "Plan") to increase the maximum aggregate number of shares subject to the Plan by 300,000 and to provide for the automatic grant of options to members of its Board who are not also employees or officers of the Company or a subsidiary ("Non-Employee Directors"). The amendment recognizes the essential role of Non-Employee Directors and provides incentives to such directors as well as (as heretofore) to officers and other key employees whose performance will contribute to the long term success of the Company and its subsidiaries. The Plan as amended will (i) strengthen the Company's ability to attract and retain directors and employees of high competence and (ii) increase the identity of interest of such directors and employees with those of the Company's shareholders. Capitalized terms not otherwise defined in this amendment have the meanings given them in the Plan as originally adopted.

     B. EFFECTIVENESS -- This amendment shall become effective if it shall be approved by the vote of a majority of the outstanding voting shares entitled to notice of and to vote at the 1995 annual meeting of shareholders. In the event of any conflict between the provisions of this amendment and of the plan as originally adopted, the provisions of this amendment shall control.

     C.AUTOMATIC GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS --

     (i) OPTION GRANT DATES. Non-qualified stock options to purchase 2,000 shares (such number to be subject to adjustment in the same manner as provided for outstanding options in Section 12 of the Plan as originally adopted) shall be granted automatically to each Non-Employee Director on the last day that the Company's Shares are traded on the New York Stock Exchange or other national securities exchange upon which the Shares are traded or if the Shares are not then listed on a national securities exchange and are traded over-the-counter on the date of the last trade as reported by NASDAQ or if not reported by NASDAQ the last trade which was reported, in each April through 1999.

     (ii) PURCHASE PRICE. The purchase prices of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the date of grant of an option; which shall be: (i) if the Shares are then listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not then listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither then listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are then listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the purchase price of such shares shall be the closing price on the last day prior thereto on which such Shares were traded.

     (iii) EXERCISABILITY AND TERM OF OPTIONS. Each option granted a Non-Employee Director under the Plan will become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant. Each such option granted under the Plan shall expire five years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

     (iv) TERMINATION OF SERVICE. In the event of the termination of service on the Board by the holder of any option, other than by reason of death as set forth in paragraph (v) hereof or by reason of such holders commencement of employment with the Company, the then outstanding options of such holder's may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

     (v) DEATH. In the event of the death of the holder of any option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of six months after death, but in no event after the expiration date of the term of the option.

     (vi) PAYMENT. Options may be exercised only upon payment to the Company in full of the purchase price of the Shares to be delivered. Such payment shall be made only in cash or check at the time of purchase.

     (vii) OPTIONS NON-ASSIGNABLE AND NON-TRANSFERABLE. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

     (viii) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a Non-Employee Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

     (ix) NO STOCKHOLDERS' RIGHTS FOR HOLDERS OF OPTIONS. A holder of options shall have no rights as a shareholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefore, and no adjustment will be made for regular cash dividend distributions for which the record date is prior to the date such certificate is issued.

     (x) LIMITATION ON AMENDMENT. In order to comply with the executive provisions of Rule 16b-3 under the Securities Exchange Act of 1934, no amendment of these provisions which might otherwise be permitted, shall be made within six months of any other amendment hereto, unless such amendment shall be made to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

     D. SHARES SUBJECT TO THE PLAN -- The first sentence of Section 3 of the Plan as originally adopted is amended to increase the number originally set forth therein by 300,000.

                                STERLING BANCORP

                  540 MADISON AVENUE, NEW YORK, NY 10022-3299

                                    (LOGO)

                                    Division
                       ZENITH FINANCIAL SERVICES COMPANY

                                  Subsidiaries

               STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK
                 STANDARD FACTORS CORPORATION/STERLING FACTORS
                      STERLING INDUSTRIAL LOAN ASSOCIATION
                          STERLING BANKING CORPORATION
                         UNIVERSAL FINANCE CORPORATION

                                STERLING BANCORP

                  540 MADISON AVENUE, NEW YORK, NY 10022-3299



                                    (LOGO)

                                           THIS PROXY IS SOLICITED ON BEHALF
                                               OF THE BOARD OF DIRECTORS

                           (LOGO) STERLING BANCORP

                ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 1995

                                    PROXY

     The undersigned appoints Louis J. Cappelli, John C. Millman and Lillian Berkman, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares and Preferred Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on April 20, 1995, and all adjournments thereof, hereby revoking any proxy heretofore given.


                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                                                              /X/ Please mark
                                                                  your votes
                                                                  as this


                   --------------          ----------------
                      COMMON                  PREFERRED

                     PROPOSALS OF THE BOARD OF DIRECTORS
                      THE DIRECTORS RECOMMEND A VOTE FOR

1. ELECTION OF DIRECTORS

Joseph M. Adamko, Lillian Berkman, Louis J. Cappelli, Walter Feldesman, Allan
F. Hershfield, Henry J. Humphreys, John C. Millman, Maxwell M. Rabb, Eugene T. Rossides, William C. Warren.

                        For all       Withheld for all
                        NOMINEES          NOMINEES

                         / /                / /

To withhold authority to vote for any individual nominee(s) write that nominee's name in the space provided.


- -------------------------------------------------------------

2. Proposal to approve the Stock Incentive Plan Amendment.

             FOR              AGAINST            ABSTAIN
             / /                / /                / /




                             STOCKHOLDER PROPOSAL
                           THE DIRECTORS RECOMMEND
                                A VOTE AGAINST

3. Shareholder Proposal on change of control provisions.

             FOR              AGAINST            ABSTAIN
             / /                / /                / /

                                 ------------
4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.



THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER
IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1,
"FOR" APPROVAL OF THE STOCK INCENTIVE PLAN AMENDMENT AND
"AGAINST" THE SHAREHOLDER PROPOSAL.



Signature(s)                                                        Date
             --------------------------------------------               ----------------

Please mark, date, and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.